EXHIBIT (23)-2

                        CONSENT OF INDEPENDENT AUDITORS


We consent to the reference to our firm under the caption "Experts" in Amendment No. 1 to the Registration Statement (From S-4 N0. 333-2724) and the related Prospectus of Cobb Theatres, L.L.C. and Cobb Finance Corp. for the registration of $85,000,000 of 10 5/8% New Senior Secured Notes due 2003 and also to the use of our report dated November 15, 1994 on the Combined Financial Statements of Cobb Theatres Group included in the Registration Statement.




                                          LAROCCA & CO., P.C.


Birmingham, Alabama
June 6, 1996